                                                                     EXHIBIT 4.2


                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

     This Amended and Restated Rights Agreement (the "Agreement") is made as of this 8th day of December, 1999, by and among (a) AUNET Corporation, a California corporation (the "Corporation"), (b) the purchasers of Series A Preferred Stock (the "Series A Purchasers"), the purchasers of Series Al Preferred Stock (the "Series Al Purchasers"), the purchasers of Series B Preferred Stock and warrants to purchase Series B Preferred Stock (the "Series B Warrants") ("Series B Purchasers"), the purchasers of Series C Preferred Stock and Warrants for Common Stock (the "Common Warrants") (the "Series C Purchasers") and the holders of warrants to purchase Common Stock issued in connection with the issuance of Promissory Notes dated on or about August 5, 1999 (the "Debt Warrants" and, collectively with the Common Warrants and the Series B Warrants, the "Warrants"), the "Warrants") (the "Warrant Holders," and collectively with the Series A Purchasers, the Series Al Purchasers, the Series B Purchasers and the Series C Purchasers, the "Original Purchasers") as listed on Schedule I attached
                                                             ----------
hereto, (c) the purchasers of Series D Preferred Stock (the "Series D Purchasers") listed on Schedule II attached hereto (the Series A Purchasers, the
                       -----------
Series Al Purchasers, the Series B Purchasers, the Series C Purchasers, the Warrant Holders and the Series D Purchasers being collectively referred to as the "Purchasers"); and (e) the holders of Common Stock listed on Schedule III
                                                                 ------------
attached hereto (the "Common Holders"). This Agreement amends and restates that certain Amended and Restated Registration Rights Agreement dated August 5, 1998 by and among the Corporation, the Series A Purchasers, the Series Al Purchasers, the Series B Purchasers and the Series C Purchasers (the "Amended Agreement").

                                    RECITALS

     A. The Amended Agreement gives the Purchasers certain registration rights, rights of first refusal and other rights.

     B. Concurrent with the execution and deliver of this Agreement, the Series D Purchasers are purchasing up to 43,000,000 shares of the Corporation's Series D Preferred Stock (the "Series D Preferred") pursuant to a Series D Preferred Stock Purchase Agreement dated the date hereof (the "Series D Purchase Agreement").

     C. The Series D Purchasers have required that the other parties hereto execute and deliver this Agreement pursuant to Section 5.4 of the Series D Purchase Agreement dated the date hereof.

     D. The Corporation wishes to grant and the Series D Purchasers wish to receive certain registration rights, rights of first refusal and other rights, and the Corporation and the Original Purchasers desire to conform such rights of all Purchasers in accordance with the terms and conditions of this Agreement.

     E. The Corporation and the Purchasers contemplate an additional closing with respect to the sale of additional shares of the Series D Preferred which may occur on before March 1, 2000 and accordingly, this Agreement shall be automatically amended so that Agreement shall apply by its terms to the Purchasers of such additional shares of Series D Preferred.

     NOW, THEREFORE, in reliance on the foregoing recitals, and in and for the mutual covenants and consideration set forth herein, the; parties hereto agree as follows:

     1.  Certain Definitions. As used in this Agreement, the following term
         -------------------
shall have the following respective meanings:

         1.1  "Affiliate" and "Affiliated" shall refer to any person who is an
               ---------       ----------
"affiliate" as defined in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. For purposes of this definition, "person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         1.2  "Commission" shall mean the Securities and Exchange Commission
               ----------
or any other federal agency at the time administering the Securities Act.

         1.3  "Common Stock" shall mean the Corporation's Common Stock, no par
               ------------
value.

         1.4  "Conversion Stock" means the Common Stock issued or issuable
               ----------------
pursuant to conversion of the Preferred Stock.

         1.5  "Holder" shall mean (a) any Series A Purchaser, (b) any Series
               ------
Al Purchaser, (c) any Series B Purchaser, (d) any Series C Purchaser (e) any Series D Purchaser or (f) any holder of Warrants, in each case holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 14 hereof.

         1.6  "Initiating Holders" shall mean any Holder or Holders (other
               ------------------
than the Warrant Holders in their capacity as holders of Warrants) holding, in the aggregate, not less than fifty percent (50%) of the then outstanding Registrable Securities.

         1.7  "Major Holder" shall mean each Holder who is a holder of at
               ------------
least 250,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend or similar capital reorganization), and permitted assignees under
Section 17.2(d) hereof. For the purpose of determining a Major Holder's rights under this Agreement, all shares beneficially owned by Affiliated entities or persons shall be aggregated together and all shares held by investors for whom the Zesiger Capital Group LLC ("Zesiger") is acting hereunder shall be aggregated together. In the event of any such aggregation, the aggregating persons and entities shall designate in writing from time to time one of all aggregating persons and entities, and the Corporation shall be entitled to rely upon the authority of such designee as the legal representative hereunder of all such persons and entities.

         1.8  "Preferred Stock" shall mean (i) the Corporation's Series A
               ---------------
Preferred Stock, no par value, issued pursuant to those certain Series A Purchase Agreements dated August 10, 1995, November 1, 1995 and November 30, 1995, (ii) the Corporation's Series Al Preferred Stock, no par value, issued pursuant to the exercise of the Series A1 Preferred Stock Warrant on December 23, 1996, (iii) the Corporation's Series B Preferred Stock, no par value, issued pursuant to the Series B Purchase Agreements dated October 11, 1996 and April 1, 1997, and issuable upon exercise of the

Series B Warrants, (iv) the Corporation's Series C Preferred Stock, no par value, issued pursuant to the Series C Preferred Stock and Warrant Purchase Agreement dated August 5, 1998, and (v) the Corporation's Series D Preferred Stock, no par value, issued pursuant to the Series D Purchase Agreement dated on or about the date hereof.

         1.9   "Registrable Securities" means (i) the Conversion Stock, (ii)
                ----------------------
the Common Stock issuable upon exercise of the Warrants, and (iii) any Common Stock of the Corporation issued or issuable in respect of the Conversion Stock or the Common Stock issuable upon exercise of the Warrants, upon any stock split, stock dividend, recapitalization or similar event or otherwise issued or issuable in respect of the Conversion Stock or Common Stock issuable upon exercise of the Warrants; provided, however, that shares of Common Stock or
                          -----------------
other securities shall only be treated as Registrable Securities until the earlier of (A) such time as such securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) such time as all securities held by a Holder may be sold under Rule 144 within a three-month period or such securities are otherwise available for sale in the opinion of counsel to the Corporation in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that a transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

         1.10  The terms "register," "registered" and "registration" refer to
                          --------    ----------       ------------
a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         1.11  "Registration Expenses" shall mean all expenses, except as
                ---------------------
otherwise stated below, incurred by the Corporation in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation and the reasonable fees and expenses of counsel to the Purchasers, if any, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation and Selling Expenses).

         1.12  "Restricted Securities" shall mean the securities of the
                ---------------------
Corporation required to bear the legend set forth in Section 3 hereof.

         1.13  "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall in effect at the time.

         1.14  "Selling Expenses" shall mean all underwriting discounts,
                ----------------
selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

         1.15  "Significant Holder" shall mean each Holder who is a holder of
                ------------------
at least 500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend or similar capital reorganization and the like), and permitted assignees under Section 17.2(d) hereof. For the purpose of determining a Significant Holder's rights under this Agreement, all shares beneficially owned by Affiliated entities or persons shall be aggregated together and all shares held by investors for whom the Zesiger Capital Group LLC ("Zesiger") is acting hereunder shall be aggregated together. In the event of any such aggregation, the aggregating persons and entities shall designate in writing from time to time one of all aggregating persons and entities, and the Corporation shall be entitled to rely upon the authority of such designee as the legal representative hereunder of all such persons and entities.

         1.16  "Warrant Common" shall mean any Common Stock of the Corporation
                --------------
issued or issuable upon exercise of the Common Warrants or the Debt Warrants.

     2.  Restrictions on Transferability. The Preferred Stock, the shares of
         -------------------------------
Common Stock issuable upon exercise of the Warrants and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Stock, the shares of Common Stock issuable upon exercise of the Warrants or such Common Stock held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.  Restrictive Legend. Each certificate representing (i) the Preferred
         ------------------
Stock, (ii) the Conversion Stock, (iii) the Warrant Common, (iv) the Warrants, and (v) any other securities issued in respect of the Preferred Stock, the Conversion Stock, the Warrant Common or the Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with the following legend (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE) BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

          Each Purchaser consents to the Corporation making a notation on its records and giving instructions to any transfer agent of the Preferred Stock, the Warrant Common, the Common Stock or the Warrants in order to implement the restrictions on transfer established in this Registration.

     4.  Notice of Proposed Transfers. The holder of each certificate
         ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities

(other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its (A) constituent partners or members, or retired constituent partners or members, or to the estate of any of such partners or members or retired partners or members or (B) at least majority-owned subsidiaries, so long as each such transferee agrees in writing to be bound by the terms of this Agreement, the Series A Purchase Agreement, the Series A1 Purchase Agreement, the Series B Purchase Agreement, the Series C Preferred Stock and Warrant Purchase Agreement, the Warrants or the Series D Purchase Agreement, as applicable), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Corporation of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (a) an unqualified written opinion of legal counsel who shall and whose legal opinion shall be, reasonably satisfactory to the Corporation addressed to the Corporation, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Corporation. Notwithstanding the foregoing, no such "no action" letter or opinion of counsel shall be necessary for a transfer by a Purchaser if the Purchaser is a partnership or limited liability corporation to a constituent partner or member of such entity or retired constituent partner or member, or the transfer by gift, will or intestate succession of any such entity partner or member to his or her spouse or to the siblings, lineal descendents or ancestors of such partner or member or his or her spouse. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Corporation, such legend is not required in order to establish compliance with any provision of the Securities Act.

     5.  Demand Registration
         -------------------

         5.1  Notice of Registration; Registration. In case the Corporation
              ------------------------------------
shall receive from Initiating Holders a written request that the Corporation effect any registration, qualification or compliance (other than a registration on Form S-3 or any successor form) with respect to at least 50% of the Registrable Securities (or any lesser percentage if the aggregate offering price to the public would be more than $10,000,000), the Corporation will:

              (a) promptly give written notice of the proposed registration to all other Holders; and

              (b) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations; issued under the Securities
Act) as way be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Corporation; provided that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

                  (1) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (2) Prior to the earlier of January 1, 2003 or the date one hundred eighty (180) days after the effective date of the registration statement pertaining to the first underwritten firm commitment public offering of securities of the Corporation for its own account (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans);

                  (3) After the Corporation has effected two (2) registrations (other than registrations on Form S-3 or any successor form) pursuant to this
Section 5 and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                  (4) If at the time of the request to register Registrable Securities the Corporation gives notice within fifteen (15) days of such request that it is engaged or has fixed plans to engage within ninety (90) days of the time of the request in a firmly underwritten registered public offering as to which the Holders may include Registrable Securities pursuant to Section 5, 6 or 7 hereof.

     Subject to the foregoing clauses (1) through (4) and to Section 5.3, the Corporation shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

         5.2  Underwriting.
              ------------

         (a) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 5 and the Corporation shall include such information in the written notice referred to in Section 5.1. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

         (b) The Corporation shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters (the "Underwriter") selected for such underwriting by a majority in interest of the Initiating Holders and consented to by the Corporation, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this
Section 5, if the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Corporation their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the Underwriters' marketing limitation shall be included in such registration.

         (c) If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation, the Underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable
              --------  -------
Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the Underwriter), then the Corporation shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportions used above in determining the Underwriter limitation.

         (d) If the Underwriter has not limited the number of Registrable Securities to be underwritten the Corporation may include securities for its own account or the account of others in such registration if the Underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         5.3  Delay of Registration.  If the Corporation shall furnish to the
              ---------------------
Initiating Holders a certificate signed by the President of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be not in the best interests of the Corporation and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore appropriate to defer the filing of such registration statement, then the Corporation may direct that such request for registration be delayed for a period not in excess of one hundred twenty
(120) days, such right to delay a request to be exercised by the Corporation not more than once in any twelve (12) month period.

     6.  Company Registration
         --------------------

         6.1  Notice of Registration.  If at any time or from time to time the
              ----------------------
Corporation shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Corporation will:

              (a) promptly give to each Holder written notice thereof; and

              (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Corporation, by any Holder.

         6.2  Underwriting.  If the registration of which the Corporation gives
              ------------
notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 6.1(a). In such event, the right of any Holder to registration pursuant to this Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 6, if the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter may limit the Registrable Securities to be included in such registration; provided, however, that in no
                                                --------  -------
public offering shall other holders of "piggyback" registration rights or other security holders participate in such offering unless the Holders (other than any Company officers who may be Holders) have participated to the full extent requested. The Corporation shall so advise all Holders and other holders distributing their securities through such underwriting. So long as all Holders have participated in the offering to the extent requested, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Corporation may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the Underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the Underwriter may require.

         6.3  Right to Terminate Registration.  The Corporation shall have the
              -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 6 prior to the effectiveness of such registration regardless of whether any Holder has elected to include securities in such registration.

     7.  Registration on Form S-3
         ------------------------

         7.1 If any Holder or Holders request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $2,500,000, and the Corporation is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Corporation shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the
                                          --------  -------
Corporation shall not be required to effect more than two (2) registrations pursuant to this Section 7 in any twelve (12) mouth period. The substantive provisions of Section 5.2 shall be applicable to each registration initiated under this Section 7.

         7.2 Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 7: (i) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) if the Corporation, within fifteen (15) days of the receipt of the request of the Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration Statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) in which such Holders can exercise their rights pursuant to Section 6 hereof, (iii) during the period starting with the date ninety (90) days prior to the Corporation's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following, the effective date of any registration statement pertaining to securities of the Corporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iv) if the Corporation shall furnish to such Holder a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its shareholders for registration statements to be filed in the near future, then the Corporation's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder such right to delay a request to be exercised by the Corporation not more than once in any twelve (12) month period.

     8.  Limitations on Subsequent Registration Rights.  From and after the date
         ---------------------------------------------
of this Agreement, the Corporation shall not, without the consent of Holders of a majority of the Registrable Securities, enter into any agreement granting any holder or prospective holder of any securities of the Corporation registration rights with respect to such securities. Upon such consent, such holder shall execute a counterpart of this Agreement, and upon execution thereof by such additional party and by the Corporation, shall be considered a Holder for all purposes of this Agreement.

     9.  Expenses of Registration.  All Registration Expenses incurred in
         ------------------------
connection with all registrations pursuant to Sections 5, 6 and 7 shall be borne by the Corporation. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. Notwithstanding anything in this Section 9 to the contrary, if the Corporation and/or others include securities for their own account pursuant to Section 5.2, then the Corporation and such others shall bear their pro rata share of the Selling Expenses. In connection with any registration pursuant to Sections 5, 6 and 7, the Corporation will pay reasonable fees and disbursements of one special counsel to the Holders incurred in so representing such participating Holders.

     10. Registration Procedures.  In the case of each registration,
         -----------------------
qualification or compliance effected by the Corporation pursuant to this Agreement, the Corporation will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Corporation will:

         (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities and such other information necessary to allow the Holders participating in such registration to remain reasonably informed about the public offering.

         (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting also shall enter into and perform its obligations under such an agreement;

         (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days;

         (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number far all such Registrable Securities, in each case not later than the effective date of such registration statement; and

         (i) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 10, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 10, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     11. Indemnification
         ---------------

         11.1 To the extent permitted by law, the Corporation will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation or alleged violation by the Corporation of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Corporation in connection with any such registration, qualification or compliance, and the Corporation will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred as such expenses are incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

         11.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers, each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred as such expenses are incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 11.2 shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities hereunder, unless such liability arises out of or is based on willful conduct by such Holder.

         11.3 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         11.4 Each party entitled to indemnification under this Section 11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and, provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         11.5 The obligations of the Company and Holders under this Section 11 shall survive the completion of any offering of Registrable Securities pursuant to this Agreement.

     12. Information by Holder. The Holder or Holders of Registrable Securities
         ---------------------
included in any registration shall furnish to the Corporation such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     13. Rule 144 Reporting. With a view to making available the benefits of
         ------------------
certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Corporation, the Corporation agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date that the Corporation becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

         (c) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     14. Transfer of  Registration Rights. The rights to cause the Corporation
         --------------------------------
to register securities granted Holders under Sections 5, 6 and 7 may be assigned to a transferee or assignee reasonably acceptable to the Corporation in connection with any transfer or assignment of Registrable Securities by a Holder, provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 100,000 shares of Preferred Stock and/or Common Stock issued upon conversion thereof (as may be appropriately adjusted upon any stock, split, stock dividend, recapitalization, merger, consolidation or similar event), and
(iii) such assignee or transferee agrees to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder. Notwithstanding the foregoing, the rights to cause the Corporation to register securities may be assigned to any constituent partner or member of a Holder (including spouses and ancestors, final descendants and siblings of such partners or members or spouses who acquire registered securities by gift, will or intestate succession) without compliance with items (ii) or (iii) above, provided written notice thereof is promptly given to the Corporation.

     15. Standoff Agreement. Each holder of Registrable Securities (including
         ------------------
any transferee thereof) agrees in connection with the first two underwritten registrations of the Corporation's equity securities with the Securities and Exchange Commission, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction upon request of the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Corporations securities, including any Registrable Securities (other than those included in the registration), without the prior written consent of such underwriters for such period of time (not to exceed one hundred eighty (180) days in the case of an initial public offering and ninety (90) days in the case of any subsequent public offering) from the effective date of such registration, as may be requested by the underwriters. Each such holder further agrees to execute any agreement reflecting the above as may be requested by the underwriters at the time of the public offering; provided, however, that the officers and directors of the Corporation who own stock of the Corporation also agree to such restrictions.

     16. Termination of Registration Rights. The rights granted pursuant to
         ----------------------------------
Sections 1 through 14 of this Agreement shall terminate as to any Holder five
(5) years after the closing of the first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public at a per share public offering price (prior to underwriter commissions and expenses) of $6.50 (adjusted for stock splits and the like) or more and total gross offering proceeds to the Corporation of not less than $20 million (a "Qualified Public Offering").

     17. Right of First Refusal
         ----------------------

         17.1  Amendment and Waiver of  Prior Right. The holders of Series A
               ------------------------------------
Preferred, Series A1 Preferred, Series B Preferred and Series C Preferred entering into this Agreement hereby agree, on behalf of all Major Holders under the Amended Agreement, to amend the rights of first refusal of the Major Holders set forth in Section 17 of the Amended Agreement (the "Prior Right") so that such rights shall not apply to the Series D Preferred being issued and sold at one or more closings pursuant to the Series D Purchase Agreement (together with the Common Stock issuable upon conversion of such Series D Preferred), to the extent such securities are issued and sold at one or more closings pursuant to such agreement. The parties acknowledge that the amendment and waiver herein is necessary to enable the Corporation to secure adequate financing, while preserving the relative rights of the Major Holders as among themselves. In addition, each Purchaser entering into this Agreement hereby waives its Prior Right with respect to the Series D Preferred being issued and sold at one or more closings pursuant to the Series D Purchase Agreement. The waiver and amendment of the Major Holders' Prior Right as provided herein shall apply only to the issuance of Series D Preferred as contemplated hereby and the underlying Common Stock, and the Major Holders' rights with respect to future equity issuances by the Company shall be as set forth below.

         17.2 New Issuances. The Corporation hereby grants to each Major Holder
              -------------
a right of first refusal (the "Right of First Refusal") to purchase all (or any part) of such Major Holder's pro rata portion of any New Securities (as defined in this Section 17), that the Corporation may, from time to time propose to sell and issue. Such pro rata portion, for purposes of this Right of First Refusal, shall be the ratio of (x) the number of shares of Common Stock issued and issuable upon the conversion of the shares of Preferred Stock held by such Major Holder or the exercise of Warrants held by such Major Holder to (y) the sum of the total number of shares of Common Stock held or capable of being held by all Stockholders, Warrant Holders and Option Holders of the Corporation (assuming full exercise and conversion of all exercisable and convertible securities). This Right of First Refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any Common Stock or Preferred Stock of
               --------------
the Corporation regardless of whether authorized on the date hereof; rights, options, warrants to purchase Common Stock or Preferred Stock together with securities of any type issued in conjunction with any such rights, options or warrants and securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or Preferred Stock, provided,
                                                                      --------
however, that New Securities does not include the following:
-------                           ---

              (i) any shares of Series D Preferred issuable pursuant to the Series D Purchase Agreement;

              (ii) shares of Common Stock issuable upon conversion of the Corporation's Preferred Stock;

              (iii) shares of Common Stock or Series B Preferred Stock issuable upon exercise of the Warrants;

              (iv) securities of the Corporation issued or deemed issued pursuant to the acquisition of a business, technology or product line by the Corporation by merger, purchase of assets, or other acquisition or reorganization approved by the Corporation's Board of Directors;

                    (v) securities of the Corporation issued in connection with equipment lease arrangements or bank financing transactions approved by the Corporation's Board of Directors; or

                    (vi) shares of Common Stock, or options to purchase shares of Common Stock, issued or granted to officers, directors, employees and consultants of the Corporation pursuant to stock plans, option plans or other arrangements approved by the Corporation's Board of Directors;

                    (vii) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation; and

                    (viii) shares of Common Stock issued in connection with the Corporation's initial public offering of the Common Stock to the general public effected pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act.

               (b) In the event that the Corporation proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, the aggregate number of such shares, the price, and the general terms upon which the Corporation proposes to issue the same. Each Major Holder shall have twenty (20) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. If any Major Holder fails to agree to purchase its full pro rata share (calculated pursuant to the first paragraph of Section 17.2) within such twenty (20) business day period, the Corporation will give the Major Holders who did so agree (the "Electing Major Holders") notice of the number of shares that were not subscribed for. Such notice may be by telephone if followed by written confirmation within two (2) days. The Electing Major Holders shall have ten (10) business days from the date of such written notice (or telephonic notification confirmed in writing) to agree to purchase the New Securities not purchased by such non-purchasing Major Holders.

               (c) In the event that all of the Major Holders fail to exercise in full the Right of First Refusal within the twenty (20) business days plus ten
(10) business day period specified above, the Corporation shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities respecting which the rights of the Major Holders were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice. In the event the Corporation has not sold the New Securities within such ninety
(90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Corporation shall not thereafter issue or sell any Now Securities, without first offering such New Securities to the Major Holders in the manner provided above.

               (d) The Right of First Refusal hereunder is not assignable, in whole or in part, except (i) by a Major or Holder that is a partnership to any of its partners, (ii) by a Major or

Holder that is any venture capital group, private equity group or fund to an Affiliated entity or person or (iii) by a Major Holder that is a corporation to any of its shareholders.

               (e) The Right of First Refusal granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of an initial public offering of the Common Stock of the Corporation to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act and (ii) as to a specific Major Holder when such Major Holder holds fewer than 250,000 shares of Registrable Securities.

     18.  Affirmative Covenants. The Corporation and each Purchaser hereby
          ---------------------
covenants and agrees as follows:

          18.1 Financial Information
               ---------------------

               (a) The Corporation shall furnish the following reports to each Purchaser who holds at least 500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend or similar capital reorganization and the like):

                    (i) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, a copy of the annual audit report (prepared in accordance with generally accepted accounting principles) for such year for the Corporation and any subsidiary, including therein consolidated balance sheets of the Corporation and any such subsidiary as of the end of such fiscal year, consolidated statements of income and shareholders equity and statements of cash flow of the Corporation and any such subsidiary for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by an independent public accounting firm selected by the Corporation's Board of Directors;

                    (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Corporation as of the end of each such quarterly period, and consolidated statements of income and shareholders equity and consolidated statements of cash flows of the Corporation and any subsidiary for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, and signed by the principal financial or accounting officer of the Corporation; and

                    (iii) With respect to the financial statements called for in subsections (i) and (ii) of this Section 18.1(a), an instrument executed by the Chief Financial Officer or President of the Corporation and certifying that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by generally accepted accounting principles) and fairly present the financial condition of the Corporation and its results of operation for the period specified, subject to period-end adjustment,

               (b) The Corporation shall furnish the following reports to each Major Holder:

                    (i) As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Corporation and any subsidiary as of the and of such month, and consolidated statements of income and shareholders' equity for each month and for the current fiscal year to date, and comparing such results to the then current business plan, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments and signed by the principal financial or accounting officer of the Corporation;

                    (ii)  As soon as available (but in any event at least twenty
(20) days before the commencement of its fiscal year), an annual budget and business plan prepared on a monthly basis for each fiscal year, and any modifications thereto adopted through such fiscal year;

                    (iii) As soon as available (but in any event at least thirty
(30) days before the commencement of each fiscal quarter), a quarterly budget and comprehensive operating budget forecasting the Company's revenue, expenses and cash position prepared on a monthly basis for the upcoming fiscal quarter; and

                    (iv) Such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation as the Major Holder may from time to time reasonably request.

               (c) The Corporation shall also afford each Major Holder, at the principal offices of the Corporation, reasonable access to material documents of the Corporation and rights to examine without undue disruption the facilities and offices of the Corporation, upon at least five (5) days notice in advance of such visit to the Corporation from such Major Holder and upon receipt of a request from such Major Holder specifying which documents, offices and facilities such Major Holder wishes to inspect five (5) days in advance of such visit; but, in any event, not more than once every fiscal quarter.

               (d) The covenants set forth in this Section 18.1 shall terminate and be of no further force or effect at such time as the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

               (e) Notwithstanding any other provisions of this Section 18.1, the Corporation may require as a condition precedent to any Major Holder's rights under this Section 18.1, that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Corporation to its Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided,
                                                                    --------
further, that the Corporation reserves the right not to provide such information
-------
to a Major Holder or its representative (or not to provide to a Major Holder such portions the information which is sensitive vis a vis such Major Holder) and to exclude such Major Holder or, its representative from any meeting or portion thereof to the extent necessary to prevent the breach of attorney-client privilege or if such Major Holder or its representative is affiliated with any competitor (or serves on the Board of Directors of any competitor) of the Corporation (including any of its direct or indirect subsidiaries).

          18.2 Confidential Information. Each Purchaser agrees that any
               ------------------------
information obtained by such Purchaser pursuant to Section 18.1 which is marked or identified as proprietary to the Corporation or otherwise confidential will not be disclosed without the prior written consent of the Corporation. Notwithstanding the foregoing, each Purchaser may disclose such information, on a need to know basis, to its employees, accountants or attorneys, or to the employees, accountants or attorneys of its general partner or investment manager (so long as each such person to whom confidential information is disclosed agrees in writing to keep such information confidential), in compliance with a court order or when otherwise necessary to enforce any of the Purchases rights hereunder. Such information may also be disclosed to a Purchaser's constituent partners, members or shareholders (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential). Each Purchaser further acknowledges and understands that any information will not be utilized by such Purchaser in connection with purchases and/or sales of the Corporation's securities except in compliance with applicable state and federal antifraud statutes.

          18.3 Assignment of Rights to Financial Information. The rights and
               ---------------------------------------------
obligations pursuant to Sections 18.1 and 18.2 may be assigned or otherwise conveyed by any Significant Holder, Major Holder or Purchaser, as the case may be, or by any subsequent transferee of any such rights to a transferee, upon prior written notice to the Corporation, upon the transfer by such Significant Holder of at least 500,000 shares, by such Major Holder of at least 250,000 shares or upon the transfer by such Purchaser of at least 50,000 shares, as the case may be, of Registrable Securities to any transferee other than a competitor or customer of the Corporation (including any of its direct or indirect subsidiaries); provided, however, that the Corporation shall not be obligated
               --------  -------
under Section 18.1 to provide information to any transferee that the Board of Directors of the Corporation determines in good faith to be (or be affiliated with or serve on the Board of Directors of) an actual or potential competitor, customer or vendor of the Corporation.

          18.4 Satisfaction of Management Rights Requirements. The Corporation
               ----------------------------------------------
shall accord the following rights to any Major Holder:

               (a) upon their request, the right to receive the same information as is provided to members of the Board of Directors of the Corporation;

               (b) upon a reasonable request of any such Major Holder and at times during normal business hours, to receive income statements, balance sheets, budgets, business plans, and other financial information, and to inspect the books and records of the Corporation; and

               (c) upon a reasonable request of any such Major Holder and at times during normal business hours, to meet and consult with management with respect to the business of the Corporation.

     The Corporation and such Major Holders shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights from time to time.

     19.  Voting Agreement
          ----------------

          (a) For so long as the Series D Purchasers hold not fewer than an aggregate of 10,000,000 shares of Series D Preferred (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and the like), each of the Purchasers agrees to vote all of the shares of Common Stock, Series A Preferred, Series A1 Preferred, Series B Preferred, Series C Preferred, Series D Preferred or other securities of the Corporation entitled to vote in the election of directors, to elect to the Corporation's Board of Directors a slate of nominees that includes at least two (2) persons designated by holders of a majority of the Series D Preferred.

          (b) For so long as funds managed or advised by New Enterprise Associates (or any successor) hold not fewer than an aggregate of 3,000,000 shares of Series A Preferred, Series B Preferred and Series C Preferred (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and the like), each of the Purchasers agrees to vote all of the shares of Common Stock, Series A Preferred, Series A1 Preferred, Series B Preferred, Series C Preferred, Series D Preferred or other securities of the Corporation entitled to vote in the election of directors, to elect to the Corporation's Board of Directors a slate of nominees that includes at least one
(1) person designated by funds managed or advised by New Enterprise Associates (or any successor).

          (c) For so long as funds managed or advised by Enterprise Partners (or any successor) hold not fewer than an aggregate of 1,500,000 shares of Series C Preferred (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and the like), each of the Purchasers agrees to vote all of the shares of Common Stock, Series A Preferred, Series A1 Preferred, Series B Preferred, Series C Preferred, Series D Preferred or other securities of the Corporation entitled to vote in the election of directors, to elect to the Corporation's Board of Directors a slate of nominees that includes at least one (1) person designated by funds managed or advised by Enterprise Partners (or any successor).

          (d) For so long as funds managed or advised by Institutional Venture Partners (or any successor) hold not fewer than an aggregate of 2,000,000 shares of Series C Preferred (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and the like), each of the Purchasers agrees to vote all of the shares of Common Stock, Series A Preferred, Series A1 Preferred, Series B Preferred, Series C Preferred, Series D Preferred or other securities of the Corporation entitled to vote in the election of directors, to elect to the Corporation's Board of Directors a slate of nominees that includes at least one (1) person designated by funds managed or advised by Institutional Venture Partners (or any successor).

          (e) Each of the Purchasers agrees to vote all of the shares of Common Stock, Series A Preferred, Series A1 Preferred, Series B Preferred, Series C Preferred, Series D Preferred or other securities of the Corporation entitled to vote in the election of directors, to elect to the Corporation's Board of Directors a slate of nominees that includes the Chief Executive Officer of the Corporation and one (1) person who is an industry expert appointed by a majority of the other directors, who initially shall be Bob Lee.

          (f) The Corporation shall maintain the size of the Compensation Committee of the Board of Directors at three (3) persons, all of whom shall be outside directors and one (1) of whom shall be designated by holders of a majority of the Series D Preferred. The Compensation Committee shall make decisions regarding compensation of senior management, which shall not exceed what is reasonable and customary.

          (g) The Corporation shall reimburse the reasonable expenses of Board meeting attendance by the representatives of the Purchasers.

          (h) In the event that any person designated to the Board of Directors in accordance with this section resigns or otherwise ceases to be a director, a replacement director shall be designated by the Purchasers in the manner set forth in this section and the terms of this section shall apply to any such replacement director for so long as it would otherwise apply to the initial director.

          (i) Each of the Purchasers agrees to be present, in person or by proxy, at all meetings of shareholders of the Corporation so that all shares of voting securities held by such Purchaser may be voted for the election of the directors as set forth in this section.

          (j) So long as the provisions of this section are in effect, each certificate evidencing shares of voting securities held by the Purchasers shall bear a legend in substantially the following form:

          "THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AS SET FORTH IN AN AMENDED AND RESTATED RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF SUCH SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE."

          (k) The provisions of this section shall terminate upon the closing of the Corporation's initial public offering of Common Stock pursuant to a registration statement declared effective by the Commission.

     20.  Holders' Rights of Refusal and Co-Sale
          --------------------------------------

          20.1 Definitions. For purposes of this Section 20 only, the following
               -----------
definitions shall apply:

               (a) "Common Stock Equivalents" shall mean the Corporation's Common Stock then outstanding plus the shares of Common Stock then issuable upon conversion of the outstanding shares of Preferred Stock.

               (b) A "Permitted Transferee" shall mean a shareholder's spouse, child or grandchild (whether natural or adopted), or any trust for the benefit of the shareholder or any of the foregoing.

               (c) "Transaction" shall mean any transfer of shares of Common Stock or Preferred Stock, whether in one or more related transactions, which require the giving of notice by a Holder in accordance with this Section 20.

          20.2 Notice of Proposed Transfer. In the event that a Common Holder
               ---------------------------
(the "Selling Holder") proposes to make any sale or transfer of Common Stock to a third-party (a "Transfer") otherwise permitted pursuant to this Agreement, then prior to effecting such sale or transfer the Selling Holder shall deliver to the Corporation and to each Holder a written notice (the "Transfer Notice") stating (i) the Selling Holder's bona fide intention to sell or otherwise transfer such Common Stock; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of shares of Common Stock to be transferred to each Proposed Transferee (the aggregate number of such shares for all Proposed Transferees, the "Offered

Shares"); and (iv) the bona fide cash price or other consideration for which the Selling Holder proposes to transfer the Common Stock (the "Offered Price").

          20.3 Right of Offer.
               --------------

               (a) Following the decline by the Company (and any of its assignees) of their rights of first offer, if applicable, the Holders shall have an option for a period of thirty (30) days from the later of the Holder's receipt of the Transfer Notice from the Selling Holder set forth in Section 20.2 or the Company's decline of its first offer right to purchase their or its pro rata shares of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Each of such persons may exercise such purchase option and, thereby, purchase all or any portion of his or its pro rata shares (with any reallotments as provided below) of the Offered Shares, by notifying the Selling Holder in writing, before expiration of the initial thirty (30) day period as to the number of such shares which he or it wishes to purchase. Each Holder's pro rata share of the Offered Shares shall be a fraction of the Offered Shares, of which the number of shares of Common Stock held by such Holder (assuming full exercise and conversion of all convertible or exercisable securities) on the date of the Holder's receipt of the Transfer Notice from the Selling Holder (the "Notice Date") shall be the numerator and the total number of shares of Common Stock held by all Holders (assuming full exercise and conversion of all convertible or exercisable securities) on the Notice Date shall be the denominator. Each Holder shall have a right of overallotment such that, if any other Holder fails to exercise the right to purchase its full pro rata share of the Offered Shares, the other participating Holders may, before the date ten (10) days following the expiration of the initial thirty (30) day period, exercise an additional right to purchase, on a pro rata basis, the Offered Shares not previously purchased (which the Selling Holder shall notify the participating Holders of promptly following the expiration of the thirty (30) day period set forth above) by so notifying the Selling Holder and the Company, in writing, within such ten (10) day period. Each Holder shall be entitled to apportion the Offered Shares to be purchased among its partners and affiliates, provided that such Holder notifies the Selling Holder of such allocation. If a Holder gives the Selling Holder notice that it desires to purchase its share and, as the case may be, its overallotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor.

               (b) If the Holders fail to purchase all of the Offered Shares by exercising the options granted in this Section 20.3 within the periods provided, then, subject to the Holders' co-sale rights under Section 20.4, the Selling Holder shall be entitled for a period of ninety (90) days thereafter to complete the proposed Transfer of the balance of such shares not purchased by the Holders upon the terms and conditions specified in the Transfer Notice. If the Selling Holder has not so transferred the Offered Shares during such period, the Selling Holders shall not thereafter make a Transfer of shares without again first offering such shares to the other parties in the manner provided in this Section 20.3.

          20.4 Co-Sale Right.
               -------------

               (a) A Holder shall have the right, exercisable upon written notice to the Selling Holder within fifteen (15) days after receipt of the Transfer Notice by the Holders, to the extent the Offered Shares are not purchased by the Company or by the Holders pursuant to Section 20.3, to participate in the Selling Holder's sale of Common Stock pursuant to the specified terms and conditions of such Transaction. To the extent that one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Common Stock that the Selling Holder may sell in the Transaction shall be correspondingly reduced. The right of participation of each of the Holders shall be subject to the following terms and conditions:

                    (i) Each of the Holders may sell all or any part of that number of shares of Common Stock Equivalents owned by such Holder equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock proposed to be sold in the Transaction by the Selling Holder by (y) a fraction, the numerator of which is the number of shares of Common Stock Equivalents owned by the Holder immediately prior to the Transaction, and the denominator of which is the number of shares of Common Stock Equivalents owned by all Holders who desire to participate in the Transaction, plus the number of shares of Common Stock Equivalents held by the Selling Holder immediately prior to the Transaction.

                    (ii) Each of the Holders shall effect its participation in the sale by delivering to the Selling Holder for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock Equivalents that the Holder elects to sell pursuant to this Section 20.4.

               (b) The certificates that the Holders deliver to the Selling Holder pursuant to Section 20.3(a) shall be transferred by the Selling Holder to the Proposed Transferee upon consummation of the sale in the Transaction pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Holder shall promptly, and in any event no later than five (5) days thereafter, remit to each Holder that portion of the sale proceeds to which the Holder is entitled by reason of its participation in such sale.

               (c) The exercise or non-exercise of the rights of the Holders hereunder to participate in one or more Transactions shall not adversely affect their rights to participate in subsequent Transactions. In the event that a Transaction does not occur with respect to any shares of Conversion Stock, the Selling Holder shall have no obligation to any Holder other than to return any stock certificates delivered to the Selling Holder pursuant to Section 20.4(a)(ii) in anticipation of such Transaction.

          20.5 Prohibited Transfer. Any attempt by a Selling Holder to transfer
               -------------------
Common Stock in violation of Section 20.3 or 20.4 of this Agreement shall be void and the Corporation agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Holders that hold at least 50% of the Common Stock Equivalents.

          20.6 Future Stock Subject. All shares of capital stock of the
               --------------------
Corporation acquired by the Common Holders in the future shall be subject to the provisions of this Section 20.

          20.7 Permitted Transactions. The restrictions set forth in this
               ----------------------
Section 20 shall not apply in the following cases:

                                                               AUNET Corporation
                                                                Rights Agreement
                                                                         Page 23


               (a) Each Common Holder may transfer shares of Common Stock to its heirs by the estate of the deceased Common Holder; provided that in each case such transferee agrees to be bound by this Agreement.

               (b) Each Common Holder may transfer any shares to the Corporation pursuant to (i) the exercise of any right of first refusal to such shares held by the Corporation, (ii) the grant of (or exercise of rights to enforce) a security interest in the shares granted to the Corporation or (iii) the exercise of any right of repurchase to such shares held by the Corporation.

               (c) Each Common Holder may transfer any shares to a Permitted Transferee, provided that (i) such Common Holder shall bear its own expenses and the expenses of the Company in connection with such transfer, (ii) such Permitted Transferee agrees to be bound by this Agreement and (iii) such transfer is effected solely for the purposes of such shareholder's tax or estate planning.

               (d) In the event that a Purchaser on behalf of whom Zesiger executed the Series B Preferred Stock Purchase Agreement or Series C Preferred Stock and Warrant Purchase Agreement as attorney in fact determines in good faith either not to continue as a client of Zesiger or to dispose of all private equity investments held by such Purchaser, such Purchaser may transfer any shares to Zesiger or another client of Zesiger; provided that Zesiger or such other client of Zesiger agrees to be bound by this Agreement with respect to such shares.

          20.8 Termination of Rights. The rights of refusal and co-sale granted
               ---------------------
under this Agreement shall expire immediately prior to the closing of an initial public offering of the Common Stock of the Corporation to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

          20.9 Legends. All certificates representing any Common Stock held by a
               -------
Common Holder shall have endorsed thereon the following legend, in additional to any legends required by applicable state securities laws or otherwise:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS
          OF THE REFUSAL AND CO-SALE PROVISIONS OF AN AMENDED AND RESTATED RIGHTS AGREEMENT AMONG THE CORPORATION, THE HOLDER AND CERTAIN OTHER SHAREHOLDERS OF THE CORPORATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION AND MAY BE OBTAINED BY WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     21.  Miscellaneous
          -------------

          21.1 Governing Law. This Agreement shall be governed in all respects
               -------------
by the internal laws of the State of California without reference to its provisions regarding conflicts of law. The parties hereto expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of San Mateo, California and in the United States District Court for the

                                                               AUNET Corporation
                                                                Rights Agreement
                                                                         Page 24

Northern District of California. The parties agree to submit to the jurisdiction and venue of those courts.

          21.2 Survival. The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

          21.3 Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          21.4 Entire Agreement: Amendment. This Agreement and the other
               ---------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties hereto with regard to the subjects hereof and thereof, and superceded in its entirety the Amended Agreement, and no such party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provision of this Agreement may be amended, waived or modified with the written consent of the Corporation and the holders of at least a majority of the outstanding Registrable Securities; provided, further, that any such amendment, waiver or modification shall apply by its terms to all Purchasers; provided, further, that any Purchaser or assignee hereunder may waive any of such Purchaser's rights or the Corporation's obligations hereunder without obtaining the consent of any other Purchaser or assignee; provided, further, that the attached Schedules I, II, III and IV shall be automatically amended to add (i)
         --------------------------
any person or entity who purchases Preferred Stock subsequent to the date hereof and the shares purchased by such person or entity pursuant to this Series D Purchase Agreement and (ii) the shares purchased by any person or entity in connection with exercise of the Warrants.

          21.5 Effect of Amendment or Waiver. Each Purchaser acknowledges that
               -----------------------------
by the operation of Section 21.4 hereof the holders of a majority of the outstanding shares of Registrable Securities will have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

          21.6 Notices, etc. All notices and other communications required or
               -------------
permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser, such Purchaser's address as set forth beneath his signature to this Agreement, and (ii) if to the Corporation, at the address of its principal corporate

                                                               AUNET Corporation
                                                                Rights Agreement
                                                                         Page 25

offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          21.7 Delays or Omissions. Except as expressly provided herein, no
               -------------------
delay or omission to exercise any right, power or remedy accruing to any holder of any Preferred Stock, Conversion Stock, Warrants or Warrant Common, upon any breach or default of the Corporation under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any breach or default under this Agreement, or any waiver on the part of any such holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any such holder, shall be cumulative and not alternative.

          21.8 Expenses. Except as otherwise provided in Section 9 or in the
               --------
Series D Preferred Stock Purchase Agreement, the Corporation and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

          21.9 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the signers actually executing such counterparts, and all of which together shall constitute one instrument.

          21.10 Severability. In the event that any provision of this Agreement
                ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          21.11 Titles and Subtitles. The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                                                               AUNET Corporation
                                                                Rights Agreement

     The foregoing agreement is hereby executed as of the date first above written.


                                             "CORPORATION"
                                             AUNET CORPORATION

                                             By:________________________________

                                             Title:_____________________________

                                             PURCHASERS"
                                             WALDEN CAPITAL PARTNERS II, L.P.

                                             By:________________________________

                                             Title:_____________________________



                                             WALDEN TECHNOLOGY VENTURES II, L.P.

                                             By:________________________________

                                             Title:_____________________________

                                             INTERNATIONAL VENTURE CAPITAL
                                             INVESTMENT CORPORATION

                                             By:________________________________

                                             Title:_____________________________

                                             NEW ENTERPRISE ASSOCIATES VI
                                             LIMITED PARTNERSHIP

                                             By:________________________________

                                             Title:_____________________________

                                             W. T. TECHNOLOGIES

                                             By:________________________________

                                             Title:_____________________________

                                                               AUNET Corporation
                                                                Rights Agreement



                                             W.T. TECHNOLOGY

                                             By:________________________________

                                             Title:_____________________________




                                             ENTERPRISE PARTNERS (MING KUANG LU)

                                             ___________________________________


                                             WS INVESTMENT COMPANY 95B

                                             By:________________________________

                                             Title:_____________________________

                                             RICHARD C. DEGOLIA

                                             ___________________________________


                                             CHEN SUNG CHIANG

                                             ___________________________________



                                             PETER MORRIS

                                             ___________________________________


                                             NEA VENTURES 1995

                                             By:________________________________

                                             Title:_____________________________

                                                               AUNET Corporation
                                                                Rights Agreement

                                             ENTERPRISE PARTNERS (HSING-CHUNG
                                             SZU)

                                             By:________________________________

                                             Title:_____________________________


                                             ANDREW MATTHES

                                             -----------------------------------


                                             JOHN HAWKINS

                                             ___________________________________



                                             W.T. TECHNOLOGY II

                                             By:________________________________

                                             Title:_____________________________

                                             ENTERPRISE PARTNERS (UUNET
                                             TECHNOLOGIES INC.)

                                             By:________________________________

                                             Title:_____________________________

                          ZESIGER CAPITAL GROUP LLC, as
                          attorney-in-fact

                          By: _____________________________________________

                          Title:___________________________________________

                          As attorney-in-fact for the following purchasers:
                          The Jennifer Altman Foundation
                          Asphalt Green, Inc.
                          Dean Witter Foundation
                          Andrew Heiskell
                          James F. Cleary
                          Peter Looram
                          Murray Capital, LLC
                          Domenic J. Mizio
                          NFIB Corporate Account
                          Public Employee Retirement System of Idaho
                          Roanoke College
                          State of Oregon PERS/ZCG
                          Susan Uris Halpern
                          Wolfson Investment Partners LP

                          GENERATION CAPITAL PARTNERS L.P.

                          By:   Generation Partners L.P., its general partner
                                   By: Generation Capital Corporation, its
                                       general partner

                          _________________________________________________
                                             John Hawkins



                          SALOMON BROTHERS INC

                          By:______________________________________________

                          Title:___________________________________________


                          WALDEN CAPITAL PARTNERS II, L.P.

                          By:______________________________________________

                          Title:___________________________________________

                                   WALDEN TECHNOLOGY VENTURES II, L.P.

                                   By:__________________________________________

                                   Title:_______________________________________



                                   NEW ENTERPRISE ASSOCIATES VI
                                   LIMITED PARTNERSHIP
                                   By:__________________________________________

                                   Title:_______________________________________



                                   ABS EMPLOYEES' VENTURE FUND
                                   LIMITED PARTNERSHIP
                                   By:__________________________________________

                                   Title:_______________________________________


                                   Bayview Investors, Ltd.
                                   By:__________________________________________

                                   Title:_______________________________________



                                   David F. Marquardt as Trustee, Under T/A/D
                                   March 4, 1992
                                   By:__________________________________________

                                   Title:_______________________________________


                                   Van Loben Sels Fdtn
                                   By:__________________________________________

                                   Title:_______________________________________

                                   Orefund
                                   By:__________________________________________

                                   Title:_______________________________________


                                   Mueller Family Trust
                                   By:__________________________________________

                                   Title:_______________________________________


                                   Huang, Margaret J. and George

                                   By:__________________________________________


                                   Sen Lin Lee

                                   By:__________________________________________


                                   Gabriella S. Sarlo

                                   By:__________________________________________


                                   Susan G. Sarlo

                                   By:__________________________________________


                                   W.T. TECHNOLOGY II


                                   By:__________________________________________

                                   Title:_______________________________________

                              KELLY PAN


                              __________________________________________________


                              ALEX BROWN CAPITAL ADVISORY & TRUST CO., as attorney-in-fact

                              By:_______________________________________________
                              Title:____________________________________________

                              As attorney-in-fact for the following purchasers:
                              Mary Raiser and Mary Van Schuyler Raiser



                              NEW ENTERPRISE ASSOCIATES VI LIMITED
                              PARTNERSHIP

                              By:_______________________________________________

                              Title:____________________________________________



                              BAYVIEW INVESTORS

                              By:_______________________________________________

                              Title:____________________________________________



                              DAVID F. MARQUARDT AS TRUSTEE, UNDER T/A/D
                              MARCH 4, 1992

                              By:_______________________________________________

                              Title:____________________________________________




                              GEORGE BOLTON

                              __________________________________________________

                                       Institutional Venture Partners VIII, L.P.
                                                         by its General Partner,
                                      Institutional Venture Management VIII, LLC


                                   _____________________________________________
                                                                     William Tai
                                                               Managing Director


                                                   IVM Investment Fund VIII, LLC
                                                                 by its Manager,
                                      Institutional Venture Management VIII, LLC


                                   _____________________________________________
                                                                     William Tai
                                                               Managing Director


                                                 IVM Investment Fund VIII-A, LLC
                                                                 by its Manager,
                                      Institutional Venture Management VIII, LLC


                                   _____________________________________________
                                                                     William Tai
                                                               Managing Director


                                                       IVP Founders Fund I, L.P.
                                                         by its General Partner,
                                        Institutional Venture Management VI, LLC


                                   _____________________________________________
                                                                     William Tai
                                                               Managing Director


                                   RICHARD DEGOLIA

                                   _____________________________________________

                                   JOHN KAO


                                   _____________________________________________

                                   ENTERPRISE PARTNERS IV, L.P.

                                   By:__________________________________________

                                   Title:_______________________________________



                                  ENTERPRISE PARTNERS ASSOCIATES IV, L.P.

                                  By:___________________________________________

                                  Title:________________________________________



                                 ZESIGER CAPITAL GROUP LLC, as
                                 attorney-in-fact

                                 By:____________________________________________

                                 Title:_________________________________________

                                 As attorney-in-fact for the following
                                 purchasers: Albert L. Zesiger, Andrew D. Zacks, Barrie Ramsay Zesiger, Brearley School General Investment Fund, Butler Family LLC, City of Milford Pension & Retirement Plan, City of Stamford Firemen's Pension, David C. Halpert, Murray Capital, LLC, Dean Witter Foundation, Harold & Grace Willens JTWROS, Helen Hunt, Lazar Foundation, Wolfson Investment Partners LP, Morgan Trust Co. of the Bahamas Ltd., Norwalk Employees' Pension Plan, PERSI-Zesiger Capital, Psychology Associates, State of Oregon PERS/ZCG, The Meehan Investment Partnership I, L.P., Trustees of Amherst College, Wells Family LLC, Patricia Blackman and Kevin Rodick JTWROS, James Cleary, Mary Estabil, The Jennifer Altman Foundation, John Kayola, Westcoast & Co. and Roanoke College

                           GENERATION CAPITAL PARTNERS L.P.

                           By:  Generation Partners L.P., its general partner
                                By: Generation Capital Corporation, its general
                                    partner


                           _____________________________________________________
                                                 John Hawkins


                          GENERATION CAPITAL PARTNERS L.P.

                          By:   Generation Partners L.P., its general partner

                                    By: Generation Capital Company LLC, as
                                        General Partner

                                     By:________________________________________
                                        John Hawkins
                                        Managing Director

                          STATE BOARD OF ADMINISTRATION OF FLORIDA

                          By: Generation Parallel Management Partners L.P., as Manager

                                    By: Generation Capital Company LLC, as
                                        General Partner

                                     By:________________________________________
                                        John Hawkins
                                        Managing Director

                                               GENERATION PARALLEL MANAGEMENT
                                               PARTNERS, L.P.

                                               By: Generation Capital Company,
                                                   LLC, as General Partner

                                                   By:_________________________
                                                      John Hawkin
                                                      Managing Director

                                               GREENACRE VENTURES LLC

                                               By:____________________________

                                               Title:_________________________


                                               HUANG, MARGARET J. AND GEORGE

                                               By:____________________________

                                               Title:_________________________


                                               ANDREW MATTHES

                                               By:____________________________

                                               Title:_________________________


                                               Halpert, David C.

                                               By:____________________________

                                               Title:_________________________

                                               NEWBRIDGE ASIA II, L.P.


                                               ________________________________
                                               By: Newbridge Asia GenPar II,
                                                    L.P.
                                               its: General Partner
                                               By: Newbridge Asia Advisors, Inc.
                                               Its: General Partner

                                               By:_____________________________

                                               Title:__________________________

                                               DLJ CAPITAL CORP.


                                               ________________________________

                                               By:_____________________________

                                               Title:__________________________


                                               DLJ ESC II, L.P.

                                               ________________________________
                                               By: DLJ LBO Plans Management
                                                   Corporation
                                               Its:General Partner

                                               By:_____________________________

                                               Title:__________________________


                                               SPROUT CAPITAL VIII, L.P.


                                               ________________________________
                                               By: DLJ Capital Corp.
                                               Its: Managing General Partner

                                               By:_____________________________

                                               Title:__________________________

                                               SPROUT VENTURE CAPITAL, L.P.


                                               ________________________________
                                               By: DLJ Capital Corp.
                                               Its: General Partner

                                               By:_____________________________

                                               Title:__________________________

                                                SAMSUNG CORPORATION


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________


                                                SAMSUNG AMERICA


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________


                                                SAMSUNG HONG KONG LTD.


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________

                                                KTB VENTURE CAPITAL


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________



                                                MORGAN STANLEY DEAN
                                                WITTER EQUITY FUND


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________


                                                BECHTEL ENTERPRISES
                                                HOLDINGS, INC.


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________

                                                H&Q AUNET INVESTORS, LLC


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________


                                                HAMBRECHT & QUIST CALIFORNIA


                                                _______________________________


                                                By:____________________________

                                                Title:_________________________


                                                H&Q EMPLOYEE VENTURE FUND
                                                2000, L.P.

                                                _______________________________


                                                By:____________________________

                                                Title:_________________________
                                                      _________________________

                                        ACCESS TECHNOLOGY
                                        PARTNERS, L.P.


                                        _____________________________


                                        By:__________________________

                                        Title:_______________________

                                        ACCESS TECHNOLOGY
                                        PARTNERS BROKERS FUND, L.P.


                                        _____________________________


                                        By:__________________________

                                        Title:_______________________



                                        INTERNET ELITE LIMITED


                                        _____________________________


                                        By:__________________________
                                               Mico Chung

                                        Title:_______________________
                                               Director



                                        PACIFIC RIM WALDEN 4 LP


                                        _____________________________


                                        By:__________________________

                                        Title:_______________________



                                        _____________________________
                                        Susie Sarlo

                                        TARRANT VENTURE PARTNERS, L.P.


                                        ______________________________
                                        Address:


                                        By:___________________________

                                        Title:________________________

                                        Second Closing


                                        _______________________________
                                        Warren Lazarow


                                        _______________________________
                                        Brobeck, Phleger & Harrison LLP

                                        Common Holders


                                        _______________________________
                                        JoAnn Patrick Ezzell


                                        _______________________________
                                        Jon Beizer

                                   SCHEDULE I
                                   ----------

                         Schedule of Original Purchasers
                                AUNET Corporation

Shareholder                                       Common     Series  Series      Series    Series C   Common     Common    Series
                                                   Stock       A       A1          B      Preferred   Stock      Stock     B
                                                                                                      Bridge     C         Warrant
                                                                                                      Financing  Financing
                                                                                                      Warrant    Warrant
------------------------------------------------------------------------------------------------------------------------------------
ABS Employee's Ventrue Fund Limited                                               383,300               4,655
Partnership

An, Rou-Sue                                         24,375

Atwell & Co. / Wells Family LLC                                                   100,000    19,579     2,142      17,041
Aulis & Co. / Mary M. Raiser (Alex. Brown)                                         50,000

Aulis & Co. / Mary Van Schuyler Raiser                                             25,000
 (Alex. Brown)
Batrus & Co.                                                                                  9,789                 8,520
Bayview Investors                                                                             1,642                 1,429
Bayview Investors, Ltd.                                                            13,300
Blackman, Patricia and Kevin JTWROS                                                 3,400                             579

Bolton, George                                                                               50,000                43,519
Chang, Jen-Wen                                       3,833
Chang, Lin-Tung                                     10,417
Chen, John                                          25,000
Chiang, Chen Sung                                             89,140
Chiang, I Fan                                       15,625
Chu, Che-Sheng                                       4,333
Chu, Namsik                                          2,500
Chu, Thomas                                         26,667
Chung, Peter E.                                     13,125
City of Milford Pension & Retirement Plan                                         100,000    19,579     2,142      17,041

City of Stamford Firemen's Pension Fund                                           125,000    24,473     2,678      21,301

Cleary, James                                                                       3,400       665                   579
Cudd & Co. / Helen Hunt (Zesiger Group)                                            25,000     4,895                 4,260

Daly & Co. / Butler Family LLC (Zesiger Group)                                     75,000    14,684     1,607      12,781

Daly & Co. / Dean Witter Foundation (Zesiger)                                      75,000    14,684                12,781

David F. Marquardt as Trustee, Under                                               53,300     6,579                 5,726
 T/A/D March 4, 1992

DeGolia, Richard C.                                           76,000
DeGolia, Richard D.                                                                           9,380                 8,164

Shareholder                                       Common     Series     Series   Series   Series C    Common      Common     Series
                                                   Stock       A          A1       B      Preferred   Stock       Stock      B
                                                                                                      Bridge      Warrant    Warrant
                                                                                                      Financing   C
                                                                                                      Warrant     Financing
------------------------------------------------------------------------------------------------------------------------------------
Dengel & Co./ Trustees of Amherst College                                         100,000     19,579                17,041
Dengel & Co./ Brearley School                                                                  5,874                 5,113
 General Investment

Enterprise Partners IV Associates, L.P.           233,013    240,000    80,800               256,153

Enterprise Partners IV L.P.                     2,679,647  2,760,000   929,200                93,761
Estabil, Mary                                                                       3,400        665                   579
Foley, Matthew                                     43,000
Generation Capital Partners L.P.                                                1,753,367    308,017               268,089
Generation Parallel Management                                                                   110                    96
Partners L.P.
Giarman, Keith                                     10,000
Greenacre Ventures LLC                                                                       250,000               217,592
Halpert, David C.                                                                  30,000      5,874       643       5,113
Hare & Co. / Lazar Foundation                                                      25,000      4,895                 4,260
(Zesiger Group)
Hare & Co. / Norwalk Employee's Pension Plan                                      100,000     19,579     2,142      17,041
 (Zesiger Group)
Hare & Co. / Van Loben Sels                                                        75,000
Foundation (Zesiger)
Hawkins, John                                                 80,000                           9,874                 8,594
Huang, Margaret J. and George                                                       6,650        821                   715
Institutional Venture Partners                    125,809
Institutional Venture Partners VIII, L.P.       3,756,151                                  4,315,577

International Venture Capital                     122,264  1,200,000
Investment Corp.
IVM Investment Fund VIII, LLC                      40,450                                     46,475
IVM Investment Fund VIII-A, LLC                    17,336                                     19,918
IVP Founders Fund I, L.P.                          38,525                                  2,896,263
Kao, John                                                                                    250,000               217,592
Kayola, John                                                                        3,400        665                   579
Lee, David                                         25,000
Lee, Sen Lin                                                                       16,650
Lee, Timothy                                      195,000
Lee, Wen                                           15,000
Leu, Der Jang                                      11,250
Lippy, Stephen R.-Manager Warren Otologic                                          25,000                                     5,000
Group Inc PSP (BT Alex. Brown) W H
Lippy AG Shuring 3 F M Rizer T

Lister, Ian                                        44,583
Matthes, Andrew                                               40,000                           4,297                 3,740
McCormac, Suzanne Koumantzalis                     20,833
McNulty, Paul                                      10,000

Shareholder                                     Common     Series    Series     Series       Series    Common      Common    Series
                                                Stock        A         A1         B            C       Stock       Stock     B
                                                                                                       Bridge      Warrant   Warrant
                                                                                                       Financing   C
                                                                                                       Warrant     Financing
------------------------------------------------------------------------------------------------------------------------------------
Mellon Bank NA custodian for                                                   501,000       98,088    10,733       85,373
PERSI-Zesiger Capital
Morgan Trust Co. of the Bahamas Ltd.                                            75,000

Morgan Trust Co. of the Bahamas                                                              14,684     1,607       12,781
Ltd. As Trustees U/A/D 11/30/93

Morris, Peter                                               40,000
Mu, Sheau-Fen                                    3,333
Mueller Family Trust                                                            53,334
Murray Capital, LLC                                                             25,000        4,895                  4,260     5,000
Murray, John                                                                                            2,148
NEA Ventures 1995                                           40,000
New Enterprise Associates VI Limited           180,000   4,400,000             333,333      767,382                667,907
Partnership
Orefund                                                                        700,000
Pan, Kelly                                                                       6,500
Patricia Blackman & Kevin Rodick                                                                665
Psychology Associates                                                           10,000        1,958                  1,704
Reese, Martin                                   50,000
Roanoke College                                                                 50,000
Shih, Bine Jhy                                   1,896
Salomon Brothers Inc.                                                        1,000,000
Sarlo, Gabriella S.                                                             16,650
Sarlo, Susannah G.                                                              16,650
State Board of Administration of Florida                                                     10,856                  9,449

The Brearley School                                                             30,000
The Jennifer Altman Foundation                                                  50,000
The Meehan Investment Partnership I, L.P.                                       50,000        9,789                  8,520

Venture Lending & Leasing, Inc.                                                                                              180,000

Venture Lending & Leasing II, Inc.                                                                                           270,000

W.T. Technoligies                                           55,430
W.T. Tehcnology                                          2,215,430
W.T. Tehcnology II                                         120,000
Walden Capital Partners II, L.P.               206,602   1,750,000             277,767
Walden Technology Ventures II, L.P.             31,134     250,000              55,566

Westcoast & Co.                                                                             137,050    14,997      119,284
Willens JTWROS, Harold & Grace JTWROS                                           25,000        4,895                  4,260

Winsal & Co.                                                                                  9,789                  8,520
Wolfson Investment Partners LP                                                  20,000        3,916       429        3,408
WS Investment Company 95B                                  144,000

Shareholder                                     Common     Series    Series     Series       Series   Common      Common     Series
                                                Stock        A         A1         B            C      Stock       Stock      B
                                                                                                      Bridge      Warrant    Warrant
                                                                                                      Financing   C
                                                                                                      Warrant     Financing
------------------------------------------------------------------------------------------------------------------------------------
Wu, Liang-Ying                                   6,333
Yeh, Chien-Liang                                 5,625
Yeo, Woon                                       12,500
Zacks, Andrew D.                                                                   10,000       1,958                 1,704
Zesiger, Albert L.                                                                215,000      42,092    4,606       36,636
Zesiger, Barrie Ramsay                                                             75,000      14,684                12,781
Zesiger Capital Group Pension Fund                                                 16,600
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        8,017,409  13,500,000   1,010,000  6,782,567   9,807,047   50,529    1,896,452  460,000

                                  SCHEDULE II
                                  -----------

                Schedule of Series D Purchasers (First Closing)
                               AUNET Corporation

                                                                      Series D
                         Purchasers                                  Preferred
---------------------------------------------------------------------------------
NewBridge Asia II, L.P.                                                17,203,574
---------------------------------------------------------------------------------
DLJ Capital Corp. (Sprout Group)                                           28,509
---------------------------------------------------------------------------------
DLJ ESC II, L.P. (Sprout Group)                                           743,637
---------------------------------------------------------------------------------
Sprout Capital VIII, L.P.                                               8,545,725
---------------------------------------------------------------------------------
Sprout Venture Capital, L.P.                                              512,743
---------------------------------------------------------------------------------
Samsung America                                                           245,765
---------------------------------------------------------------------------------
Samsung Corporation                                                       491,531
---------------------------------------------------------------------------------
Samsung Hong Kong Ltd.                                                    245,765
---------------------------------------------------------------------------------
Korea Technology Banking Corp.                                            491,531
---------------------------------------------------------------------------------
Morgan Stanley Dean Witter Equity Funding                                 983,061
---------------------------------------------------------------------------------
Bechtel Enterprises Holdings, Inc.                                        737,296
---------------------------------------------------------------------------------
H & Q AUNET Investors, LLC                                                 61,933
---------------------------------------------------------------------------------
Hambrecht & Quist California                                               36,865
---------------------------------------------------------------------------------
H&Q Employee Venture Fund 2000, L.P.                                       36,865
---------------------------------------------------------------------------------
Access Technology Partners, L.P. (Hambrecht & Quist)                      589,836
---------------------------------------------------------------------------------
Access Technology Partners Brokers Fund, L.P. (Hambrecht)                  11,797
---------------------------------------------------------------------------------
Internet Elite Limited                                                  1,474,592
---------------------------------------------------------------------------------
International Venture Capital Investment Corporation                      122,883
---------------------------------------------------------------------------------
PACVEN Walden Ventures IV, Associates Fund L.P.                            24,736
---------------------------------------------------------------------------------
PACVEN Walden Ventures IV, L.P.                                         1,326,973
---------------------------------------------------------------------------------
Enterprise Partners IV Associates, L.P.                                    87,642
---------------------------------------------------------------------------------
Enterprise Partners IV, L.P.                                            1,007,882
---------------------------------------------------------------------------------
Institutional Venture Partners VIII, L.P.                               1,075,256
---------------------------------------------------------------------------------
Institutional Venture Management Investment Fund VIII, LLC                 20,268
---------------------------------------------------------------------------------
ABS Employees Venture Fund Limited Partnership                            101,996
---------------------------------------------------------------------------------
Generation Capital Partners L.P.                                          509,092
---------------------------------------------------------------------------------
Generation Parallel Management Partners L.P.                                  175
---------------------------------------------------------------------------------
State Board of Administration of Florida                                   17,354
---------------------------------------------------------------------------------
New Enterprise Associates (NEA)                                         1,211,295
---------------------------------------------------------------------------------
Salomon Smith Barney Inc.                                                 266,098
---------------------------------------------------------------------------------

                                                                      Series D
                         Purchasers                                  Preferred
---------------------------------------------------------------------------------
W.T. Technology                                                           241,335
---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Zesiger Capital Group
------------------------------------------------------------------------------------------------------------
Purchaser                                                             Record Holder
------------------------------------------------------------------------------------------------------------
The Jennifer Altman Foundation                                         Batrus & Co.                   15,000
------------------------------------------------------------------------------------------------------------
Asphalt Green Inc,                                                      Cudd & Co.                    15,000
------------------------------------------------------------------------------------------------------------
Dean Witter Foundation                                                  Daly & Co.                    25,000
------------------------------------------------------------------------------------------------------------
Andrew Heiskell                                                        Aulis & Co.                    70,000
------------------------------------------------------------------------------------------------------------
James F. Cleary                                                      James F. Cleary                   4,000
------------------------------------------------------------------------------------------------------------
Peter Looram                                                           Peter Looram                   16,000
------------------------------------------------------------------------------------------------------------
Murray Capital, LLC                                                Murray Capital, LLC                15,000
------------------------------------------------------------------------------------------------------------
Domenic J. Mizio                                                     Domenic J. Mizio                 65,000
------------------------------------------------------------------------------------------------------------
NFIB Corporate Account                                            Houvis & Co. FBO NFIB               60,000
                                                                    Corporate Account
------------------------------------------------------------------------------------------------------------
Public Employee Retirement System of Idaho                     Mellon Bank NA Custodian for          100,000
                                                                  PERSI-Zesiger Capital
------------------------------------------------------------------------------------------------------------
Roanoke College                                                FirstUnion & Co/Winsal & Co.           25,000
------------------------------------------------------------------------------------------------------------
State of Oregon PERS/ZCG                                             Westcoast & Co.                 350,000
------------------------------------------------------------------------------------------------------------
Susan Uris Halpern                                                      Hare & Co.                    40,000
------------------------------------------------------------------------------------------------------------
Wolfson Investment Partners LP                                Wolfson Investment Partners LP          20,111
------------------------------------------------------------------------------------------------------------
Sub Total                                                                                            820,111
------------------------------------------------------------------------------------------------------------
Susie Sarlo                                                                                            4,430
------------------------------------------------------------------------------------------------------------
Conversion of Bridge Notes                                                                           990,093
------------------------------------------------------------------------------------------------------------
Total                                                                                             40,268,644
------------------------------------------------------------------------------------------------------------
Second Closing
------------------------------------------------------------------------------------------------------------
Tarrant Venture Partners                                                                           1,474,592
------------------------------------------------------------------------------------------------------------
Brobeck, Phleger & Harrison LLP                                                                       24,576
------------------------------------------------------------------------------------------------------------
Warren Lazarow                                                                                        12,288
------------------------------------------------------------------------------------------------------------
Total                                                                                              1,511,456
------------------------------------------------------------------------------------------------------------
Grand Total                                                                                       41,780,100
------------------------------------------------------------------------------------------------------------

                                 SCHEDULE III
                                 ------------

                          Schedule of Common Holders
                               AUNET Corporation

                                                                          Common
                 Name of Common Holder                                  Equivalents
-------------------------------------------------------           ---------------------
JoAnn Patrick-Ezzell                                                          5,976,989
Jon Beizer                                                                    1,494,247

                                                                  ---------------------
Total                                                                         7,471,236